1 Third Quarter 2024 Earnings Conference Call October 22, 2024

1 Statements in this presentation which are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include discussions of the strategic plans and objectives or anticipated future performance and events of Peoples Bancorp Inc. (“Peoples”). The information contained in this presentation should be read in conjunction with Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Form 10-K”), Peoples’ Quarterly Reports on Form 10-Q for the quarters ended June 30, 2024 and March 31, 2024, and Peoples’ earnings release for the quarter ended September 30, 2024 (the “Third Quarter Earnings Release”), included in Peoples’ current report on Form 8-K furnished to the Securities and Exchange Commission (“SEC”) on October 22, 2024, each of which is available on the SEC’s website (sec.gov) or at Peoples’ website (peoplesbancorp.com). Peoples expects to file its quarterly report on Form 10-Q for the quarter ended September 30, 2024 (the “Third Quarter Form 10-Q”) with the SEC on or about October 31, 2024. As required by U.S. generally excepted accounting principles, Peoples is required to evaluate the impact of subsequent events through the issuance date of its September 30, 2024, consolidated financial statements as part of its Third Quarter Form 10-Q. Accordingly, subsequent events could occur that may cause Peoples to update its critical accounting estimates and to revise its financial information from that which is contained in this presentation. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in the 2023 Form 10-K under the section “Risk Factors” in Part I, Item 1A and in the Third Quarter Earning Release. As such, actual results could differ materially from those contemplated by forward-looking statements made in this presentation. Management believes that the expectations in these forward-looking statements are based upon reasonable assumptions within the bounds of management’s knowledge of Peoples’ business and operations. Peoples disclaims any responsibility to update these forward-looking statements to reflect events or circumstances after the date of this presentation. Safe Harbor Statement

1 This presentation contains financial information and performance measures determined by methods other than those in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Management uses these “non-US GAAP” financial measures in its analysis of Peoples’ performance and the efficiency of its operations. Management believes that these non-US GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods and peers. These disclosures should not be viewed as substitutes for financial measures determined in accordance with US GAAP, nor are they necessarily comparable to non-US GAAP performance measures that may be presented by other companies. A reconciliation of these non-US GAAP financial measures to the most directly comparable US GAAP financial measures is included under the caption “Non-US GAAP Financial Measures (Audited)” at the end of the Third Quarter Earnings Release. Use of Non-US GAAP Financial Measures

2 • Improved return on average assets, which stood at 1.4% for the third quarter, while return on average stockholders’ equity was 11.5% • Efficiency ratio improved to 55.1% • Loan-to-deposit ratio of 84% at quarter-end, compared to 87% at June 30, 2024 • Core deposits increased by over $100 million for the quarter, which excludes brokered CDs • Tangible equity to tangible assets increased 65 basis points to 8.3% • Book value and tangible book value per share improved to $31.65 and $20.29, respectively • Improved regulatory capital ratios Net income totaling $32 million, or $0.89 diluted earnings per share (“EPS”) – Net interest income improved 3% – Net interest margin expanded 9 basis points, compared to the linked quarter, to 4.27% – Increase mostly due to higher accretion income – Growth of 5% in fee-based income, driven by early terminations on leases – Lower total non-interest expense, which experienced a decline of 4% from the linked quarter Third Quarter 2024 Financial Highlights

3 Loans Balances by Segment 29% 12%20% 12% 27% Consumer loans Owner occupied commercial real estate Non-owner occupied commercial real estate Specialty finance Other commercial loans Loan Balances and Yields (Dollars in billions) $1.93 $1.83 $1.76 $1.69 $1.59 $4.16 $4.33 $4.45 $4.64 $4.69 7.13% 7.12% 7.13% 7.16% 7.27% Acquired loans and leases Originated loans and leases Quarterly loan yield 9/30/2023 12/31/2023 3/31/2023 6/30/2024 9/30/2024 – Total loan balances declined compared to the linked quarter-end, as paydowns and charge-offs impacted growth – At September 30, 2024, 47% of loans were fixed rate, with the remaining 53% at a variable rate Loans

4 North Star Leasing 1.54% 1.65% 4.14% 14.43% 14.27% 14.69% Net Charge-Off Rate (Annualized) Yield Full Year 2022 Full Year 2023 Year-to-Date 2024 – While our North Star Leasing business has experienced higher net charge-off levels, the risk-adjusted return is still within our appetite, and also provides a diversified revenue stream – The North Star gross portfolio yield (before accounting adjustments) is around 20% – The return on assets for North Star Leasing for the first nine months of 2024 was over 2%, and was over 4% for 2023 – North Star Leasing balances comprised only 3% of the total loan portfolio at September 30, 2024 North Star Leasing North Star Leasing by Segment 19% 13% 10% 9%8% 7% 34% Restaurant Titled - Vocational TItled - Trucking/Trailer/Fleet Brewery/Distillery Heavy Equipment Manufacturing - Production Other

Asset Quality


Asset Quality Metrics
4.14%
3.82%
3.79%
3.79%
3.50%
2.38%
2.05%
1.95%
1.90%
2.12%
1.03%
1.01%
1.05%
1.05%
1.06%
0.76%
0.48%
0.43%
0.50%
0.53%
9/30/2023
12/31/2023
3/31/2024
6/30/2024
9/30/2024
Criticized loans as a % of total loans
Classified loans as a % of total loans
Allowance for credit losses as a % of total loans
Nonperforming assets as a % of total assets

Asset quality metrics remained stable for the third quarter of 2024

- Criticized loans declined compared to June 30th due to paydowns and upgrades to pass
- Classified loans grew compared to the linked quarter-end, mostly due to two commercial loan relationships that were downgraded totaling $10 million
- Nonperforming assets increased during the third quarter due to higher leases and premium finance loans past due 90+ days and accruing
  - The two segments combined were over $20 million of 90+ days past due and accruing balances at September 30th
  - The majority of past due leases were in the process of obtaining new documentation for renewal, and were administratively past due
  - Premium finance carries low credit risk as policies can be cancelled and premiums refunded, recovering the majority of the receivable
- As of September 30, 2024, 98.5% of our loan portfolio was considered “current”, compared to 98.8% at June 30, 2024

Peoples BANCORP

5

6 Net interest income increased 3% compared to the linked quarter – Net interest margin expanded 9 basis points to 4.27% – The increase was primarily driven by higher accretion income In conjunction with the reduction in rates by the Federal Reserve, we also lowered the offered rates on CDs – With the relatively short term on our retail CDs, the repricing benefit of lower rates should materialize in the next few quarters Net Interest Income (Dollars in Thousands) $93,274 $86,613 $88,912 $251,005 $262,165 3Q 2023 2Q 2024 3Q 2024 YTD 2023 YTD 2024 Quarterly Net Interest Margin ("NIM") 4.53% 4.54% 4.70% 4.44% 4.18% 4.18% 4.27% 0.13% 0.24% 0.52% 0.47% 0.32% 0.28% 0.39% Net interest margin Accretion impact 1Q 2023 2Q 2023 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 Accretion Income (Dollars in Thousands) $9,809 $5,754 $8,061 $16,291 $20,314 3Q 2023 2Q 2024 3Q 2024 YTD 2023 YTD 2024 Net Interest Income

7 Non-interest income for the third quarter of 2024 increased 5% compared to the linked quarter – We recognized additional early termination gains on leases that paid off of $1.1 million, which was driven by customer activity – We had improved mortgage banking income, due to higher loan production – The third quarter of 2024 included net losses on securities, assets and other transactions of $869,000 Compared to the prior year quarter, non-interest income was up 7% – This improvement was also driven by higher lease and mortgage banking income For the first nine months of 2024, non-interest income was up 17% – Increases were experienced in all lines – This was impacted by the full year recognition of the Limestone Merger during 2024 (merged April 30, 2023) Non-Interest Income (Dollars in Thousands) $23,204 $23,704 $24,794 $63,279 $74,277 3Q 2023 2Q 2024 3Q 2024 YTD 2023 YTD 2024 Non-Interest Income

8 – Core non-interest expense declined 4% compared to the linked quarter – Core non-interest expense was higher for the first nine months of 2024 due to the larger footprint and ongoing operating costs of the Limestone Merger Core Non-Interest Expense (Dollars in Thousands) $64,838 $68,758 $66,752 $181,228 $204,059 3Q 2023 2Q 2024 3Q 2024 YTD 2023 YTD 2024 Non-Core Non-Interest Expense (Dollars in Thousands) $6,858 $— $(662) $17,570 $(746) 3Q 2023 2Q 2024 3Q 2024 YTD 2023 YTD 2024 Efficiency Ratio 58.4% 59.2% 55.1% 59.7% 57.4% 3Q 2023 2Q 2024 3Q 2024 YTD 2023 YTD 2024 Efficiency Ratio, Adjusted for Non-Core Expenses 52.5% 59.2% 55.7% 54.2% 57.7% 3Q 2023 2Q 2024 3Q 2024 YTD 2023 YTD 2024 Non-Interest Expense

9 Deposit Balances by Segment 19% 14% 25% 12% 11% 12% 7% Non-interest-bearing deposits Interest-bearing demand accounts Retail certificates of deposit Money market deposit accounts Governmental deposit accounts Savings accounts Brokered deposits Deposit Balances and Costs (Dollars in billions) $1.57 $1.57 $1.47 $1.47 $1.45 $5.47 $5.58 $5.86 $5.83 $6.03 1.28% 1.67% 1.85% 1.94% 2.01% Non-interest-bearing deposits Interest-bearing deposits Quarterly deposit cost 9/30/2023 12/31/2023 3/31/2024 6/30/2024 9/30/2024 Third quarter 2024 deposits increased $102 million compared to the linked quarter, excluding brokered CDs – Growth in retail CDs contributed to the increase, and were up $71 million, while our governmental deposits increased $58 million – Our brokered CDs grew $83 million, and were used as a lower-cost funding source than FHLB advances At September 30, 2024, 79% of our deposits were to retail customers (comprised of consumers and small businesses), while the remaining 21% were to commercial customers – Our average retail customer deposit relationship was $25,000 at quarter-end, while our median was around $2,500 Deposits

10 Capital Metrics 11.57% 11.75% 11.69% 11.74% 11.79% 12.31% 12.58% 12.50% 12.53% 12.58% 13.14% 13.38% 13.40% 13.44% 13.48% 9.34% 9.57% 9.43% 9.56% 9.86% 6.85% 7.33% 7.37% 7.61% 8.25% Common equity tier 1 capital ratio Tier 1 risk-based capital ratio Total risk-based capital ratio Leverage ratio Tangible equity to tangible assets 9/30/2023 12/31/2023 3/31/2024 6/30/2024 9/30/2024 Our regulatory capital ratios have improved in recent quarters, as earnings have outpaced dividends Tangible equity to tangible assets improved 65 basis points during the third quarter – This ratio has was positively impacted by earnings outpacing dividends and improvements in accumulated other comprehensive losses Capital

11 Our fourth quarter 2024 expectations are as follows: Net Interest Income – Assuming a 50 basis point reduction in rates from the Federal Reserve during the fourth quarter, net interest income and net interest margin will modestly decline – This would result in a net interest margin for the fourth quarter of between 4.00% and 4.10% Non-Interest Income Excluding Gains and Losses – Non-interest income will normalize in the fourth quarter, excluding early termination gains on leases recorded during the third quarter Non-Interest Expense – Quarterly core non-interest expense of between $67 to $69 million for the fourth quarter of 2024 Loans/Asset Quality – Loan growth will be between 4% and 6% for the full year of 2024, compared to 2023 – This reduction in our forecast reflects potential paydowns, charge-offs, and selective lease balance growth for the fourth quarter – Provision for credit losses for the fourth quarter of 2024 to be relatively consistent with the amounts recognized during the first three quarters of 2024 – Net charge-off rate will be between 30 and 35 basis points for 2024, primarily driven by expected small-ticket lease (produced by North Star Leasing) charge-offs for 2024 2024 Outlook

12 A preliminary high level look at our expectations for 2025: Operating Leverage – Generating positive operating leverage for 2025, compared to 2024 Net Interest Income – Assuming another 50 basis point rate reduction by the Federal Reserve, spread over the first nine months of 2025, we anticipate our net interest margin to stabilize between 4.00% and 4.20% Non-Interest Income Excluding Gains and Losses – Growth in the mid-to-high single digits compared to 2024 results Non-Interest Expense – Quarterly core non-interest expense of between $69 to $71 million for the second, third and fourth quarters of 2025, with the first quarter of 2025 being higher due to our annual expenses we typically recognize during the first quarter of each year Loans/Asset Quality – Loan growth will be between 4% and 6% for the full year of 2025, compared to 2024 – Provision for credit losses is expected to be at a similar quarterly run rate compared to 2024 2025 Outlook